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                                                                    EXHIBIT 10.2







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                               SUNOCO PARTNERS LLC
                              ANNUAL INCENTIVE PLAN

                   (AMENDED AND RESTATED AS OF APRIL 21, 2005)










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                                    SUNOCO PARTNERS LLC LONG-TERM INCENTIVE PLAN
                                       AMENDED AND RESTATED AS OF APRIL 21, 2005

                               SUNOCO PARTNERS LLC
                              ANNUAL INCENTIVE PLAN


     1. DEFINITIONS. As used in this Plan, the following terms shall have the meanings herein specified:

         1.1 Affiliate - means, with respect to any entity, any other entity that directly or indirectly, through one or more intermediaries, controls, is controlled by or is under common control with, the entity in question. For purposes of this definition, "control" means the possession, direct or indirect, of the power to direct or cause the direction of the management and policies of an entity, whether through ownership of voting securities, by contract or otherwise.

         1.2 Board of Directors - shall mean the Board of Directors of the Company.

         1.3  Cause - shall mean

              (a) fraud or embezzlement on the part of the Participant;

              (b) conviction of or the entry of a plea of nolo contendere by the
                  Participant to any felony;

              (c) the willful and continued failure or refusal by the
                  Participant to perform substantially the Participant's duties with the Company or an Affiliate thereof (other than any such failure resulting from incapacity due to physical or mental illness, or death, or following notice of employment termination by the Participant pursuant to subsections 1.6(c)(1), (2), (3), (4) or (5)) within thirty (30) days following the delivery of a written demand for substantial performance to the Participant by the Board of Directors, or any employee of the Company or an Affiliate with supervisory authority over the Participant, that specifically identifies the manner in which the Board of Directors or such supervising employee believes that the Participant has not substantially performed the Participant's duties; or

              (d) any act of willful misconduct by the Participant which:

                  (1) is intended to result in substantial personal enrichment of the Participant at the expense of the Partnership, the Company, or any respective Affiliates thereof; or

                  (2) has a material adverse impact on the business or
                      reputation of the Partnership, the Company, or any respective Affiliate thereof (such determination to be made by the Partnership, the Company, or any such Affiliate in the good faith exercise of its reasonable judgment).

         1.4 Change of Control - shall mean, and shall be deemed to have occurred upon the occurrence of one or more of the following events:

              (a) the consolidation, reorganization, merger or other transaction pursuant to which more than fifty percent (50%) of the combined voting power of the outstanding equity interests in the Company cease to be owned by Sunoco, Inc. and its Affiliates;

              (b) a "Change in Control" of Sunoco, as defined from time to time in the Sunoco stock plans; or



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                                    SUNOCO PARTNERS LLC LONG-TERM INCENTIVE PLAN
                                       AMENDED AND RESTATED AS OF APRIL 21, 2005

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              (c) the general partner (whether the Company or any other Person)
                  of the Partnership ceases to be an Affiliate of Sunoco.

         1.5 CIC Incentive Award - shall mean the incentive award payable in cash following a Change of Control, as described herein at Section 8.4.

         1.6  CIC Participant - shall mean a Participant:

              (a) whose employment was terminated by the Company (other than for cause) on or following the Change of Control, but before payment of the CIC Incentive Award; or

              (b) whose employment was terminated by the Company (other than for
                  Cause) before the Change of Control, or

              (c) who terminated employment for one of the following reasons:

                  (1) the assignment to such Participant of any duties
                      inconsistent in a way significantly adverse to such Participant, with such Participant's positions, duties, responsibilities and status with the Company immediately prior to the Change of Control, or a significant reduction in the duties and responsibilities held by the Participant immediately prior to the Change of Control, in each case except in connection with such Participant's termination of employment by the Company for Cause; or

                  (2) with respect to any Participant who is a member of the
                      Company's board of directors immediately prior to the Change of Control, any failure of the members of the Company to elect or re-elect, or of the Company to appoint or re-appoint, the Participant as a member of such board of directors; or

                  (3) a reduction by the Company in either the Participant's annual base salary or guideline (target) bonus as in effect immediately prior to the Change of Control; or

                  (4) the failure of the Company to provide the Participant with employee benefits and incentive compensation opportunities that:

                      (i) are not less favorable than those provided to other executives who occupy the same grade level at the Company as the Participant, or if the Company's grade levels are no longer applicable, to a similar peer group of the executives of the Company; and

                      (ii) provide the Participant with benefits that are at
                           least as favorable, measured separately for: (A) incentive compensation opportunities, (B) savings and retirement benefits, (C) welfare benefits, and (D) fringe benefits and vacation, as the most favorable of each such category of benefit in effect for the Participant at any time during the 120-day period immediately preceding the Change of Control; or

                  (5) the Company requires the Participant to be based anywhere other than the Participant's present work location or a location within thirty-five (35) miles from the present location; or the Company requires the Participant to travel on Company business to an extent substantially more burdensome than such




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                                    SUNOCO PARTNERS LLC LONG-TERM INCENTIVE PLAN
                                       AMENDED AND RESTATED AS OF APRIL 21, 2005
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                      Participant's travel obligations during the period of
                      twelve (12) consecutive months immediately preceding the Change of Control;

              provided, however, that in the case of a Participant whose employment terminates under either subsection 1.6(b) or (c), such Participant can demonstrate that such termination, or circumstance leading to the termination, was at the request of a third party with which the Company had entered into negotiations or an agreement regarding a Change of Control, or otherwise occurred in connection with a Change of Control; and further provided, that in either case, the Change of Control actually occurs within one (1) year following the employment termination and, in the event of a termination under 1.6(c), the termination occurs within 120 days after the occurrence of the event or events constituting the reason for such termination; or

              (d) who was, immediately before the Change of Control, eligible for a prorated award under the provisions of Section 8.3; or

              (e) who was employed by the Company on the date of the Change of
                  Control and who does not incur a termination for Cause before payment of the CIC Incentive Award, in the event that, prior to the end of the calendar year in which the Change of Control occurred, either:

                  (1) the Plan is terminated; or

                  (2) the performance measures and/or performance targets for the applicable Plan Year are changed or modified, resulting in a decrease in the amount of any CIC Incentive Award otherwise payable.

         1.7 CIC Short Period - shall mean the portion of the Plan Year from January 1 to the date of the occurrence of a Change of Control.

         1.8 Company - shall mean Sunoco Partners LLC, a Delaware limited liability company. The term "Company" shall include any successor to Sunoco Partners LLC, any subsidiary or Affiliate that has adopted the Plan, or any company succeeding to the business of Sunoco Partners LLC by merger, consolidation, liquidation, or purchase of assets or stock, or similar transaction.

         1.9 Compensation Committee - shall mean the Compensation Committee of the Company's Board of Directors.

         1.10 Participant - shall mean a person participating or eligible to participate in the Plan, as determined under Section 4.

         1.11 Partnership - shall mean Sunoco Logistics Partners L.P., a Delaware limited partnership, and its subsidiaries.

         1.12 Plan - shall mean the Company's Annual Incentive Plan as amended and restated effective as of April 21, 2005.

         1.13 Plan Year - shall mean the performance (calendar) year.

         1.14 Pro-rated Bonus Award - shall mean an amount equal to the award otherwise payable to a Participant for the Plan Year in which the Participant's termination of employment with the Company (other than for Cause) is effective, multiplied by a fraction the numerator of which is the number of full and partial months in the applicable Plan Year through the date of termination of such Participant's employment, and the denominator of which is twelve
              (12).



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                                    SUNOCO PARTNERS LLC LONG-TERM INCENTIVE PLAN
                                       AMENDED AND RESTATED AS OF APRIL 21, 2005

     2. PURPOSE. The purpose of this Plan is to motivate management and the employees of the Company and its Affiliates who perform services for the Partnership to collectively produce outstanding results, encourage superior performance, increase productivity, and aid in attracting and retaining key employees.

     3. PLAN GUIDELINES. The administration of the Plan and any potential awards granted pursuant to the Plan is subject to the determination by the Compensation Committee of the Company's Board of Directors that the performance goals for the applicable periods have been achieved. The Plan is an additional compensation program designed to encourage Participants to exceed specified objective performance targets for the designated period. The Compensation Committee will review the Partnership's performance results for the designated performance period, and thereafter will determine whether or not to approve awards under the Plan.

     4.  PERFORMANCE TARGETS.

         4.1 Designation of Performance Targets. The Company's Chief Executive Officer shall recommend, subject to approval by the Company's Compensation Committee, the performance measures and performance targets to be used for each Plan Year in determining the bonus amounts to be paid under the Plan. Performance targets may be based on Partnership, business unit and/or individual achievements, or any combination of these, or on such other factors as the Company's Chief Executive Officer, subject to the approval of the Compensation Committee, may determine. Different performance targets may be established for different participants for any Plan Year. Satisfactory results, as determined by the Company's Compensation Committee in its sole discretion, must be achieved in order for an award to be made pursuant to the Plan.

         4.2 Equitable Adjustment to Performance Targets. At its discretion, the Compensation Committee may adjust actual performance measure results for extraordinary events or accounting adjustments resulting from significant asset purchases or dispositions or other events not contemplated or otherwise considered by the Compensation Committee when the performance measures and targets were set.

     5. PARTICIPANTS. The Compensation Committee, in consultation with the Company's Chief Executive Officer, will designate members of management and employees of the Company and its Affiliates as eligible to participate in the Plan. Employees so designated shall be referred to as "Participants."

     6. PARTICIPATION LEVELS. A Participant's designated level of participation in the Plan, or target bonus, will be determined under criteria established or approved by the Compensation Committee for that Plan Year or designated performance period. Levels of participation in the Plan may vary according to a Participant's position and the relative impact such Participant can have on the Company's and/or Affiliates' operations. Care will be used in communicating to any participant his performance targets and potential performance amount for a Plan Year. The amount of target bonus a participant may receive for any Plan Year, if any, will depend upon the performance level achieved (unless waived) for that Plan Year, as determined by the Compensation Committee. No Participant shall have any claim to be granted any award under the Plan, and there is no obligation for uniformity of treatment of Participants. The terms and conditions of awards need not be the same respecting each Participant.

     7. AWARD PAYOUT. Awards typically will be determined after the end of the Plan Year or designated performance period. Awards will be paid in cash annually, unless otherwise determined by




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                                    SUNOCO PARTNERS LLC LONG-TERM INCENTIVE PLAN
                                       AMENDED AND RESTATED AS OF APRIL 21, 2005
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the Compensation Committee. The Compensation Committee will have the discretion, by Participant and by grant, to reduce (but not to increase) some or all of the amount of any award that otherwise would be payable by reason of the satisfaction of the applicable performance targets. In making any such determination, the Compensation Committee is authorized to take into account any such factor or factors it determines are appropriate, including but not limited to Company, business unit and individual performance; provided, however, that the exercise of such negative discretion with respect to one Participant may not be used to increase the amount of any award otherwise payable to another Participant.

         8.       TERMINATION OF EMPLOYMENT.

         8.1 Voluntary Termination. Except in the event of a Change of Control, if a Participant terminates his or her employment with the Company (for any reason other than retirement, death, permanent disability, or approved leave of absence) prior to December 31 of any Plan Year, such Participant will not receive payment of the award for such Plan Year, and will forfeit any right, title or interest in such award, unless and to the extent waived by the Compensation Committee in its sole discretion.

         8.2 Termination for Cause. A Participant will not receive payment of any award for a particular Plan Year if the Participant's employment with the Company is terminated for Cause prior to the payment of such award.

         8.3 Death, Retirement, Disability, Leaves of Absence, Etc. A Pro-rated Bonus Award, reflecting participation for a portion of the Plan Year, will be paid to any Participant whose employment status changed during the year as a result of:

              (a) death;

              (b) permanent disability (as determined by the Committee);

              (c) retirement;

              (d) approved leave of absence; or

              (e) termination at the Company's request (other than for Cause), for Participants in salary Grade 11 or above on the employment termination date.

              New hires and part-time employees also will receive a Pro-rated Bonus Award. Unless otherwise required by applicable law, any Pro-rated Bonus Award payable hereunder will be paid on the date when awards are otherwise payable as provided in the Plan.

         8.4 Change of Control. Upon the occurrence of a Change of Control, the terms of this Section 8.4 shall immediately become operative, without further action or consent by any person or entity, and once operative shall supersede and control over any other provisions of this Plan.:

              (a) Acceleration. The CIC Incentive Award shall be payable in cash to all CIC Participants within thirty (30) days following the occurrence of a Change of Control (or as soon as it is practicable to determine the level of attainment of applicable performance targets under subsection 8.4(a)(1)). Such award shall be calculated according to the terms of the Plan, except as follows:

                  (1) the level of attainment of applicable performance targets shall be determined based upon the performance of the Partnership for completed months from January 1 through the date of the Change of Control.

                  (2) The amount of the CIC Incentive Award shall be equal to the respective award adjusted to reflect the level of attainment of applicable performance




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                                    SUNOCO PARTNERS LLC LONG-TERM INCENTIVE PLAN
                                       AMENDED AND RESTATED AS OF APRIL 21, 2005
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                      targets, multiplied by the number of full and partial
                      months in the CIC Short Period divided by twelve (12).

                  (3) Notwithstanding anything herein to the contrary, no action taken by the Compensation Committee or the Board of Directors after a Change of Control, or before, but in connection with, a Change of Control, may:

                      (i) terminate or reduce the CIC Incentive Award or prospective CIC Incentive Award payable to any Participant in connection with such Change of Control without the express written consent of such Participant; or

                      (ii) adversely affect a Participant's rights under
                           subsection 8.4(b) in connection with such Change of Control.

              (b) Attorney's Fees. The Company shall pay all reasonable legal fees and related expenses incurred by a Participant in seeking to obtain or enforce payment of the CIC Incentive Award to which such Participant may be entitled under the Plan after a Change of Control; provided, however, that the Participant shall be required to repay any such amounts to the Company to the extent a court of competent jurisdiction issues a final and non-appealable order setting forth the determination that the position taken by the Participant was frivolous or advanced in bad faith.

         9. AMENDMENT AND TERMINATION. The Company's Compensation Committee, at its sole discretion, may amend the Plan or terminate the Plan at any time. (except as otherwise set forth in Section 8.4).

         10. ADMINISTRATION. The Compensation Committee may delegate the responsibility for the administration and operation of the Plan to the Chief Executive Officer (or designee) of the Company or any participating Affiliate. The Compensation Committee (or the person(s) to which administrative authority has been delegated) shall have the authority to interpret and construe any and all provisions of the Plan, including all performance targets and whether and to what extent achieved. Any determination made by the Compensation Committee (or the person(s) to which administrative authority has been delegated) shall be final and conclusive and binding on all persons.

         11. INDEMNIFICATION. Neither the Company, any participating Affiliate, nor the Board of Directors, or any member or any committee thereof, of the Company or any participating Affiliate, nor any employee of the Company or any participating Affiliate shall be liable for any act, omission, interpretation, construction or determination made in connection with the Plan in good faith; and the members of the Company's Board of Directors, the Compensation Committee and/or the employees of the Company or any participating Affiliate shall be entitled to indemnification and reimbursement by the Company to the maximum extent permitted by law in respect of any claim, loss, damage or expense (including counsel's fees) arising from their acts, omission and conduct in their official capacity with respect to the Plan.

     12. GENERAL PROVISIONS.

         12.1 Non-Guarantee of Employment. Nothing contained in this Plan shall be construed as a contract of employment between the Company and/or a participating Affiliate and a Participant, and nothing in this Plan shall confer upon any Participant any right to continued employment with the Company or a participating Affiliate, or to interfere with the right of the Company or a participating Affiliate to terminate a Participant's employment, with or without cause.



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                                    SUNOCO PARTNERS LLC LONG-TERM INCENTIVE PLAN
                                       AMENDED AND RESTATED AS OF APRIL 21, 2005

         12.2 Interests Not Transferable. No benefits under the Plan shall be subject in any manner to alienation, sale, transfer, assignment, pledge, attachment or other legal process, or encumbrance of any kind, and any attempt to do so shall be void.

         12.3 Facility Payment. Any amounts payable hereunder to any person under legal disability or who, in the judgment of the Compensation Committee or its designee, is unable to properly manage his or her financial affairs, may be paid to the legal representative of such person, or may be applied for the benefit of such person in any manner which the Compensation Committee or its designee may select, and each participating Affiliate shall be relieved of any further liability for payment of such amounts.

         12.4 Controlling Law. To the extent not superseded by federal law, the law of the Commonwealth of Pennsylvania shall be controlling in all matters relating to the Plan.

         12.5 No Rights to Award. No person shall have any claim to be granted any award under the Plan, and there is no obligation for uniformity of treatment of participants. The terms and conditions of awards need not be the same with respect to each recipient.

         12.6 Severability. If any Plan provision or any award is or becomes or is deemed to be invalid, illegal, or unenforceable in any jurisdiction or as to any person or award, or would disqualify the Plan or any award under the law deemed applicable by the Compensation Committee, such provision shall be construed or deemed amended to conform to the applicable laws, or if it cannot be construed or deemed amended without, in the determination of the Compensation Committee, materially altering the intent of the Plan or the award, such provision shall be stricken as to such jurisdiction, person or award and the remainder of the Plan and any such award shall remain in full force and effect.

         12.7 No Trust or Fund Created. Neither the Plan nor any award shall create or be construed to create a trust or separate fund of any kind or a fiduciary relationship between the Company or any participating Affiliate and a Participant or any other person. To the extent that any person acquires a right to receive payments from the Company or any participating Affiliate pursuant to an award, such right shall be no greater than the right of any general unsecured creditor of the Company or any participating Affiliate.

         12.8 Headings. Headings are given to the sections of the Plan solely as a convenience to facilitate reference. Such headings shall not be deemed in any way material or relevant to the construction or interpretation of the Plan or any provision of it.

         12.9 Tax Withholding. The Company and/or any participating Affiliate may deduct from any payment otherwise due under this Plan to a Participant (or beneficiary) amounts required by law to be withheld for purposes of federal, state or local taxes.




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                                    SUNOCO PARTNERS LLC LONG-TERM INCENTIVE PLAN
                                       AMENDED AND RESTATED AS OF APRIL 21, 2005